EXHIBIT 99.1

VERIDIGM INC., RETAINS PRIOR AUDITOR.

THE COMPANY EXTENDS EX-DIVIDEND & SETS REVISED RECORD DATE

Monday, March 17, 2008 - Pacific Palisades. CA —Veridigm, Inc. (VRDG - OTC Bulletin Board).  Veridigm management is pleased to announce the re- hiring of Michael F. Albanese, CPA to serve as the Company independent auditor. Mr. Albanese is registered with PCAOB.

The Company announced an 18.5% stock dividend on 3/12/2008, with an ex-dividend date of March 31st 2008. The Board has elected to extend the ex dividend date to 5/23/2008. The Company has updated its equity structure as follows:

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Equity authorized 510,000,000. (*reserved 250,000,000)

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10,000,000 of 510,000,000 is authorized and reserved as preferred shares.

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There are 2,142,000 preferred shares issued and outstanding.

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Each preferred share votes one hundred common shares. The preferred shares are convertible after the appropriate restriction period has elapsed at a ratio of ten to one.

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The Company uses the fully diluted equity for all voting calculations.

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The Company maintains the ledger *reserve account of 250,000,000 shares within the authorized to maintain integrity of the fully diluted voting capacity.

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There are 5,552,171 shares of Veridigm Inc., common stock issued and outstanding. 467,244 and 5,000,000 are common restricted shares issued and held only in ledger or certificate form for the benefit of officers, directors and affiliated shareholders.

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Approximately 0.79% of the issued and outstanding common shares trades as free trading shares.

Forward-Looking Statement: The statements in the press release that relate to the Company's expectations with regard to the future impact on the Company's results from acquisitions or actions in development are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this document may also contain 'forward- looking statements' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words 'anticipate,' 'believe,' 'estimate,' 'may,' 'intend,' 'expect' and similar expressions identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those contained in such statements. Such risks, uncertainties, and factors include, but are not limited to, future capital needs, changes, and delays in product development plans and schedules, or market acceptance

SOURCE Veridigm Inc.

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